Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 23, 2026, Infinity Natural Resources LLC (the “Company” or “INR”), a Delaware limited liability company and an indirect subsidiary of Infinity Natural Resources, Inc. (“Infinity” and, together with its subsidiaries, “we,” “us” and “our”), completed the acquisition of certain upstream oil and gas properties and related midstream assets in Ohio from affiliates of Antero Resources Corporation (the “Antero Acquisition”), pursuant to purchase and sale agreements dated December 5, 2025. The total purchase price was approximately $1.2 billion in cash, consisting of $800 million for the upstream assets and $400 million for the midstream assets. The Company acquired 60% undivided interest in the assets, with Northern Oil and Gas Inc. acquiring the remaining 40%.

On February 23, 2026, Infinity issued and sold an aggregate 350,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) to affiliates of Quantum Capital Group (“Quantum”) and affiliates of Carnelian Energy Capital Management, L.P. (“Carnelian”) for consideration of $350.0 million.

On February 23, 2026, the Company entered into the Fourth Amendment to Credit Agreement (the “Fourth Credit Agreement Amendment”) to its credit facility. The Fourth Credit Agreement Amendment, among other things, amends certain provisions to (i) increase the aggregate elected commitment amount from $375.0 million to $875.0 million, (ii) increase the borrowing base from $375.0 million to $875.0 million and (iii) remove the credit spread adjustment that was previously applicable to all SOFR borrowings under the Credit Agreement.

The following unaudited pro forma combined financial statements (the “pro forma financial statements”) present our unaudited pro forma balance sheet as of December 31, 2025, and our unaudited pro forma statement of operations for the year ended December 31, 2025. The pro forma balance sheet as of December 31, 2025 assumes the Antero Acquisition occurred on December 31, 2025. The pro forma statement of operations for the year ended December 31, 2025 give pro forma effect to the Antero Acquisition as if they had occurred on January 1, 2025.

The pro forma adjustments related to the Antero Acquisition and the related financing are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements, and do not include the effects of synergies as a result of the Antero Acquisition. Differences between these preliminary estimates and the final fair value of assets acquired and liability assumed may occur and these differences could be material and could have a material impact on the accompanying pro forma financial statements and our future results of operations. The pro forma financial statements have been derived from and should be read together with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	our historical financial statements and the related notes contained in the Infinity’s Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference;

•

the historical financial statements of the Utica Shale properties of Antero Resources Corporation (“ARC”) and related notes, which comprise the statements of revenue and direct operating expenses for the years ended December 31, 2024 and 2025 incorporated by reference in this Offering Memorandum;

•

the historical abbreviated financial statements of Utica Shale property and equipment of Antero Midstream Corporation (“AMC”) and related notes, which comprise the statements of assets acquired and liabilities assumed as December 31, 2024 and 2025, and the related statements of revenues and direct expenses for the years then ended, incorporated by reference in this Offering Memorandum.

These pro forma financial statements are for information purposes only and do not purport to represent what INR’s financial position and results of operations would have been had the Antero Acquisition occurred on the dates indicated. These pro forma financial statements should not be used to project the INR’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statements should be read together with “Selected Historical Consolidated Financial Information and Unaudited Pro Forma Financial Date”, “Risk Factors”, the historical financial statements and related notes of Infinity and the historical statement or revenue and direct expenses of ARC and historical abbreviated financial statements of AMC included elsewhere in this Offering Memorandum.

INFINITY NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in thousands)

	As of December 31, 2025
			Transaction Accounting Adjustments
(In thousands, except per share information)	Infinity Historical	Antero Historical	Removal of Antero Historical	Antero Acquisitions	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$2,849	$—	$—	$6,020	$8,869
Accounts receivable:
Oil and natural gas sales, net	54,836	4,600	(4,600)	—	54,836
Joint interest and other, net	12,912	—	—	—	12,912
Short term deposit on acquisitions	61,200			(61,200)	—
Prepaid expenses and other current assets	4,002	162	(162)	—	4,002
Commodity derivative assets	24,838	—	—	—	24,838

Total current assets	160,637	4,762	(4,762)	(55,180)	105,457

Oil and natural gas properties, full cost method	1,264,212	—	—	426,928	1,691,140
Midstream and other property and equipment	57,116	378,560	(378,560)	210,522	267,638
Less: Accumulated depreciation, depletion, and amortization	(256,712)	—	—	—	(256,712)

Property, Equipment and Improvements, net	1,064,616	378,560	(378,560)	637,450	1,702,066

Operating lease right-of-use assets, net	1,147	—	—	—	1,147
Deferred tax asset, net	4,858	—	—	—	4,858
Other assets	6,709	476	(476)	12,743	19,452
Other intangible assets		—	—	60,000	60,000
Commodity derivative assets	2,885	—	—	—	2,885

Total assets	$1,240,852	$383,798	$(383,798)	$655,013	$1,895,865

Total Liabilities, Mezzanine Equity and Stockholders’ Equity / Members’ Equity
Current Liabilities:
Accounts payable	$38,572	$1,814	$(1,814)	$—	$38,572
Royalties payable	39,686	—	—	13,056	52,742
Accrued liabilities	23,021	4,122	(4,122)	11,239	34,260
Operating lease liabilities	181	—	—	—	181
Commodity derivative liabilities, short-term	1,106	—	—	—	1,106

Total current liabilities	102,566	5,936	(5,936)	24,295	126,861

Credit facility borrowings	150,862	—	—	306,730	457,592
Operating lease liabilities, net of current portion	966	—	—	—	966
Asset retirement obligations	3,636	562	(562)	497	4,133
Commodity derivative liabilities	3,361	—	—	—	3,361
Tax Receivable Agreement	1,537	—	—	—	1,537

Total liabilities	262,928	6,498	(6,498)	331,522	594,450

Mezzanine Equity:
Series A Preferred Stock	—	—	—	335,605	335,605
Redeemable non-controlling interest	670,785	—	—	—	670,785
Stockholders’ equity / members’ equity
Members’ equity	—	—	—	—	—
Class A common stock—$0.01 par value; 400,000,000 shares authorized	155	—	—	—	155
Class B common stock—$0.01 par value; 150,000,000 shares authorized	452	—	—	—	452
Additional paid-in capital	310,972	—	—	—	310,972
Accumulated deficit	(4,440)	—	—	(12,114)	(16,554)

Total stockholders’ equity / members’ equity	307,139	—	—	(12,114)	295,025

Total liabilities, mezzanine equity and stockholders’ equity / members’ equity	$1,240,852	$6,498	$(6,498)	$655,013	$1,895,865

See the accompanying notes to the unaudited pro forma consolidated financial statements.

INFINITY NATURAL RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	For the Twelve Months Ended December 31, 2025
			Transaction Accounting Adjustments
	Infinity Historical	Antero Historical	Removal of Antero Historical		Antero Acquisitions	Pro Forma Combined
Revenues
Oil, natural gas, and natural gas liquids sales	$350,375	$199,365	$(199,365)	3	$119,618	$469,993
Midstream activities	6,056	47,616	(47,616)	3	—	6,056

Total revenues	356,431	246,981	(246,981)		119,618	476,049
Operating expenses:
Gathering, processing, and transportation	54,779	104,180	(104,180)	3	37,224	92,003
Lease operating	26,675	27,981	(27,981)	3	13,503	40,178
Production and ad valorem taxes	5,918	3,569	(3,569)	3	2,141	8,059
Depreciation, depletion, and amortization	103,751	13,115	(13,115)	3	29,646	133,397
General and administrative	153,413	2,788	(2,788)	3	1,673	155,086
Transaction costs	—	—	—		11,239	11,239
Impairment of property and equipment	—	86,781	(86,781)	3	52,069	52,069

Total operating expenses	344,536	238,414	(238,414)		147,495	492,031

Operating income	11,895	8,567	(8,567)		(27,877)	(15,982)
Other income (expense):
Interest, net	(9,666)	—	—		(28,927)	(38,593)
Gain (loss) on derivative instruments	58,407	—	—		—	58,407
Other income (expense)	(1,535)	—	—		(887)	(2,422)

Net income (loss) before income tax expense (benefit)	59,101	8,567	(8,567)	3	(57,691)	1,410
Income tax expense (benefit)	(4,858)		—		(4,742)	(9,600)

Net income (loss)	63,959	8,567	(8,567)		(52,949)	11,010

Net income attributable to Infinity Natural Resources, LLC prior to the reorganization	9,914					9,914
Net income attributable to redeemable non-controlling interests	40,209	—	—		(39,394)	815

Net income attributable to Infinity Natural Resources, Inc.	13,836	8,567	(8,567)		(13,555)	281

Net income attributable to Infinity natural Resources, Inc. per share of Class A common stock
Basic:
Weighted-average number of Class A common stock outstanding	15,382,681					15,382,681
Net income (Loss) attributable to Infinity Natural Resources, Inc.	$0.90					$(3.53)
Diluted:
Weighted-average number of Class A common stock outstanding	60,954,639					15,382,681
Net income attributable to Infinity Natural Resources, Inc.	$0.89					$(3.53)

See the accompanying notes to the unaudited pro forma consolidated financial statements.

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria which simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Only Transaction Accounting Adjustments are presented in the pro forma financial information and the notes thereto. The adjustments presented in the pro forma financial statements have been identified and presented to provide relevant information necessary for an understanding of the Antero Acquisition and related financing transaction.

The Antero Acquisition will be accounted for as business combination pursuant to the guidance in ASC 805, using the acquisition method of accounting. Under the acquisition method, the Company will record the assets acquired and liabilities assumed at their respective fair values at the acquisition date. The pro forma balance sheet as of December 31, 2025 assumes the Antero Acquisition occurred on December 31, 2025. The pro forma statement of operations for the year ended December 31, 2025 gives pro forma effect to the Antero Acquisition as if it had occurred on January 1, 2025.

The pro forma adjustments related to the purchase price allocation of the Antero Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation of the assets acquired and liabilities assumed may have a significant impact on the pro forma amounts. The pro forma adjustments related to the Antero Acquisition reflect the fair values of the assets acquired and liabilities assumed as of the date indicated. The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on December 31, 2025. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Antero Acquisition based on information available to management at this time and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The pro forma basic and diluted earnings per Class A common stock amounts presented in the unaudited pro forma statement of operations are based on the weighted average number of the Class A common stock outstanding, assuming the Antero Acquisition occurred at the beginning of the earliest period presented.

The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Antero Acquisition. The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had Antero Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

Note 2 – Preliminary Purchase Price Allocation

The Antero Acquisition will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The allocation of the preliminary estimated purchase price with respect to the business combination is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of December 31, 2025, using currently available information. Due to the fact the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combinations will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing date of the Antero Acquisition. The Company expects to finalize the purchase price allocation no later than 12 months after completing the Antero Acquisition.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of the assets acquired and liabilities assumed as of the closing date of the acquisition, which could result from additional valuation analysis, changes in future oil and natural gas commodity prices, reserves estimates, discount rates and other factors; and

•	the factors described in the section titled “Risk Factors”.

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following table presents the estimated consideration and preliminary purchase price allocation of the assets acquired and liabilities assumed in the Antero Acquisition:

(in thousands)	Preliminary Consideration
Estimated consideration
Cash	$474,542
Series A Preferred Stock issued	209,355

Total estimated consideration	$683,897

Preliminary Purchase Price Allocation
Assets Acquired:
Oil and natural gas properties, full cost method	$426,928
Midstream and other property and equipment	210,522
Other intangible assets	60,000

Total assets acquired	$697,450

Liabilities Assumed:
Royalties payable	13,056
Asset retirement obligations	497

Total Liabilities Assumed	13,553

Net Assets Acquired	$683,897

Note 3 – Removal of Historical Antero to Effectuate the Antero Acquisition

As the Company determined their portion of the undivided interest (60%) acquired as part of the Antero Acquisition will be accounted for as a business combination, the historical account balances of Antero have been eliminated. Incremental activity related to the transaction, including the acquisition of the upstream oil and gas properties, rights, gathering, compression and transportation systems, water facilities and systems, equipment and related assets and the incremental revenues, direct operating costs and interest expense, have been reflected as transaction accounting adjustments within the pro forma financial statements.

Note 4 – Transaction Accounting Adjustments – Balance Sheet

The unaudited pro forma combined balance sheet has been adjusted to reflect the Antero Acquisition and has been prepared for informational purposes only.

(a)

Reflects the gross proceeds of $350 million from Infinity’s issuance of 350,000 Series A Preferred Stock, net of $14.4 million of equity issuance costs. Net proceeds of $335.6 million were used to (i) fund $210.1 million of the Antero Acquisition purchase price, (ii) reduce $102.3 million of borrowing under the credit facility, (iii) $13.6 million for debt issuance costs, and (iv) the remaining $10.3 million will be used for transaction costs associated with the Antero Acquisition and the Company’s operations.

(b)	Reflects the increase of $409 million of borrowings under the Company’s credit facility, net of debt issuance costs of $13.3 million to fund the Antero Acquisition.

(c)	Reflects the consideration transferred and preliminary purchase price allocation for the Antero Acquisition consisting of the following:

•

the total consideration of $683.9 million paid for the Antero Acquisition funded by (i) $209.4 million of the $350 million of 350,000 Series A Preferred Stock which were issued net of issuance costs of $14.4 million; (ii) borrowings under the Company’s credit facility of $409.0 million; (iii) $61.2 million of cash transferred from escrow and reflected as a short term deposit; and (iv) $4.3 million of cash on hand.

•

the estimated fair value of $426.9 million of oil and natural gas properties, $210.5 million of midstream and other property and equipment and $60.0 million of intangible assets acquired based on the preliminary purchase price allocation.

•	the estimated fair value of $13.1 and $0.5 million of royalties payable and asset retirement obligations assumed, respectively, based on the preliminary purchase price allocation.

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

•	the estimated transaction costs of $11.2 million primarily consisting of financial, legal and filing fees expected to be paid.

(d)

Reflects the (i) capitalization of $13.3 million of debt issuance costs, (ii) payment of $0.4 million of accrued interest and loan fees, and (iii) $0.5 loss on extinguishment of debt associated with the modification of the Company credit facility in connection with the Antero Acquisition.

Note 5 – Transaction Accounting Adjustments – Statement of Operations

(a)

Represents the Company’s 60% undivided interest in the revenues and direct expenses generated by the Antero Upstream and Midstream businesses acquired pursuant to the Antero Acquisition including a pro forma adjustment to eliminate intercompany revenue transactions of $47.6 million between Antero Midstream and Antero Resources.

(b)

Represents the estimated increase to depletion expense of $18.6 million computed on a unit of production basis following the preliminary purchase price allocation to oil and natural gas properties, as if the Antero Acquisition was consummated on January 1, 2025. The preliminary depletion expense assumes all oil and natural gas properties acquired are subject to depletion.

(c)

Represents the estimated increase to depreciation expense of $4.9 million computed on a straight-line basis using an estimated weighted average useful life of 43.8 years following the preliminary purchase price allocation to midstream and other property and equipment, as if the Antero Acquisition was consummated on January 1, 2025.

(d)

Represents the estimated increase to amortization expense of $6.1 million computed on a straight line basis using an estimated weighted average useful life of 9.9 years following the preliminary purchase price allocation to contract based intangible assets, as if the Antero Acquisition was consummated on January 1, 2025.

(e)

Represents the estimated increase to depreciation, depletion and amortization expense of $0.1 million related to accretion expense following the preliminary purchase price allocation to asset retirement obligations, as if the Antero Acquisition was consummated on January 1, 2025.

(f)

Represents the estimated increase to interest expense resulting from the interest on the additional borrowings under the Company’s existing credit facility that were used to finance the acquisition. The Company’s credit facility bears interest at SOFR plus a margin ranging from 2.75% to 3.75%. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 used the weighted average interest of 7.2% on the net outstanding borrowings of $457.6 million. A 1/8 of a percent point increase or decrease in the benchmark rate would impact the pro forma interest expense by $4.1 million.

(g)

Represents the estimated increase to amortization expense resulting from capitalization of $13.3 million of debt issuance costs associated with the modification of the Company credit facility in connection with the Antero Acquisition. The pro forma adjustment reflects (i) the reversal of approximately $2.3 million of Infinity historical debt issuance cost, (ii) amortization of debt issuance costs subsequent to the modification of $5.2 million, (iii) $0.5 million loss on extinguishment of debt, and (iv) $0.4 million of accrued interest and loan fees as if the modification had occurred on January 1, 2025.

(h)

Represents the estimated incremental income tax benefit associated with the Company’s historical statement of operations, using an effective tax rate of approximately (8.22)% on net earnings from the Antero Acquisition.

(i)

Reflects the impact of the net income attributable to the redeemable non-controlling interests in as a result of the Antero Acquisition. The net income attributable to the redeemable non-controlling interests was 74.4% for the year ended December 31, 2025.

(j)	Reflects the estimated transaction costs of $11.2 million related to the Antero Acquisition consisting of financial, legal and filing fees expected to be paid.

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Not included above are costs associated with various corporate and operational services to be provided between Infinity and Antero on a transitional basis for up to 24 months commencing immediately following the transaction close subject to the terms and conditions of a transition services agreement. These costs will be reimbursed between Infinity and Antero during the transition period and such costs will no longer exist after the transition period. These amounts are not expected to have a continuing impact to Infinity, and therefore, they are not included as a pro forma adjustment.

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 6 – Earnings Per Share (“EPS”)

Pro forma net income per Class A common stock is determined by dividing the pro forma net income attributable to Infinity Natural Resources, Inc. by the number of Class A common stock outstanding reflected in the unaudited pro forma combined financial statements. All Class A common stock were assumed to have been outstanding since the beginning of the periods presented. The calculation of diluted net income per Class A common stock for year ended December 31, 2025 includes Series A Preferred Stock, Class A common stock issuable upon the exchange of Infinity Natural Resources, LLC units (“INR Units”) the outstanding Class B common stock and the unvested performance stock units (“PSUs”) and restricted stock units (“RSUs”) issuable upon vesting.

(in thousands, except per share amounts)	December 31, 2025
Numerator for Basic & Diluted EPS:
Pro forma net income attributable to Infinity Natural Resources, Inc.	$281
Less
Pro forma dividends of Series A Preferred Stock	(29,027)
Pro forma accretion of Series A Preferred Stock	(25,559)
Pro forma net loss attributable to Infinity Natural Resources, Inc.	$(54,306)
Pro forma weighted average of common units outstanding:
Basic	15,382,681
Effect of dilutive securities:
Series A Preferred Stock	—
Class B Units	—
RSUs	—
PSUs	—
Diluted	15,382,681
Pro forma net loss attributable to common units
Basic & Diluted	$(3.53)

The calculation of pro forma diluted net loss per share for the year ended December 31, 2025 excludes (i) the exchange of Series A Preferred Stock and INR Units (and the cancellation of an equal number of shares of Class B common stock) to Class A common stock and (ii) unvested RSUs and PSUs because their inclusion in the calculation would be anti-dilutive.

Note 7 – Supplemental Pro Forma Oil and Natural Gas Reserve Information

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and the Antero Acquisition (related to Antero Resources) may have appeared had the Antero Acquisition occurred on January 1, 2025. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only. Numerous uncertainties are inherent in estimating quantities and values of proved reserves including future rates of production, exploration and development expenditures, commodity prices, and service costs which may affect the reserve volumes attributable to the properties and the standardized measure of discounted future net cash flows.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2025, as well as pro forma proved developed as of the beginning and end of the year, giving effect to the Antero Acquisition as if it had occurred on January 1, 2025.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Crude Oil and Condensate (MBbls)
	INR	Antero	Pro Forma
Net proved reserves at December 31, 2024	37,354	979	38,333
Revisions of previous estimates	(886)	142	(744)
Purchase of minerals in place		29	29
Production	(3,074)	(71)	(3,145)
Extensions	3,277	—	3,277

Net proved reserves at December 31, 2025	36,671	1,078	37,750

Net Proved Developed Reserves
December 31, 2024	14,577	775	15,352
December 31, 2025	14,717	773	15,490

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Natural Gas (MMcfs)
	INR	Antero	Pro Forma
Net proved reserves at December 31, 2024	617,015	266,972	883,987
Revisions of previous estimates	(17,428)	45,412	27,984
Purchase of minerals in place		7,304	7,304
Production	(45,596)	(23,234)	(68,830)
Extensions	362,633	—	362,633

Net proved reserves at December 31, 2025	916,624	296,453	1,213,078

Net Proved Developed Reserves
December 31, 2024	248,634	249,317	497,951
December 31, 2025	417,362	269,555	686,917

	Natural Gas Liquids (MBbls)
	INR	Antero	Pro Forma
Net proved reserves at December 31, 2024	30,156	10,584	40,740
Revisions of previous estimates	4,157	1,408	5,565
Purchase of minerals in place		215	215
Production	(2,209)	(899)	(3,108)
Extensions	3,444	0	3,444

Net proved reserves at December 31, 2025	35,548	11,308	46,856

Net Proved Developed Reserves
December 31, 2024	12,856	9,425	22,281
December 31, 2025	15,958	9,563	25,521

	Total (Mboe)
	INR	Antero	Pro Forma
Net proved reserves at December 31, 2024	170,346	56,058	226,404
Revisions of previous estimates	366	9,119	9,485
Purchase of minerals in place	—	1,461	1,461
Production	(12,882)	(4,842)	(17,724)
Extensions	67,160	—	67,160

Net proved reserves at December 31, 2025	224,990	61,796	286,786

Net Proved Developed Reserves
December 31, 2024	68,872	51,753	120,625
December 31, 2025	100,235	55,262	155,497

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

	As of December 31, 2025
	INR	Antero	Pro Forma
Future cash inflows	$5,511,802	$1,542,490	$7,054,292
Future development costs	(764,219)	(973,936)	(1,738,155)
Future production costs	(1,824,402)	(41,126)	(1,865,528)
Future income tax expense	(531,584)	—	(531,584)

Future net cash flows	2,391,597	527,428	2,919,025
Less 10% annual discount to reflect estimated timing of cash flows	(1,310,404)	(249,878)	(1,560,282)

Standard measure of discounted future net cash flows	$1,081,193	$277,550	$1,358,743

INFINITY NATURAL RESOURCES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following summarizes the principal sources of change in the Standardized Measure of discounted future net cash flows and such changes have been computed in accordance with ASC 932:

	As of December 31, 2025
	INR	Antero	Pro Forma
Beginning of period	$972,518	$93,938	$1,066,456
Sales of oil, natural gas, NGLs, net of production costs	(263,003)	(47,177)	(310,180)
Acquisitions of reserves		7,306	7,306
Extensions, net of future development costs	299,655	—	299,655
Net changes of prices and production costs	238,597	195,673	434,270
Previously estimated development costs incurred	118,750	—	118,750
Change in estimated future development costs	(27,274)	(23,831)	(51,105)
Revisions of previous quantity estimates	22,064	42,247	64,311
Accretion of discount	79,321	9,394	88,715
Net change in income taxes	(251,800)	—	(251,800)
Net change in timing of production and other	(107,635)	—	(107,635)

End of period	$1,081,193	$277,550	$1,358,743